TBS International Delays Earnings Release

HAMILTON, BERMUDA – March 11, 2009 – TBS International Limited (NASDAQ: TBSI) announced today that it has decided to delay its earnings release and conference call for the fourth quarter and year-end 2008 in order to allow it adequate time to complete the negotiation of waivers of certain financial covenants with respect to its credit facilities before disclosing its financial results.
These waivers have become necessary due to the dramatic decline in the global economy and its impact on the dry cargo shipping industry.

About TBS International Limited
TBS is a fully-integrated transportation service company that offers customers the TBS “Five Star Service” consisting of: ocean transportation, operations, logistics, port services, and strategic planning. We offer liner, parcel, bulk, and chartering services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:

     Company Contact:
     Ferdinand V. Lepere
     Executive Vice President and Chief Financial Officer
     TBS International Limited
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

     Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     tbs@capitallink.com